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                                                                  EXHIBIT 99.n.1


                2300 MAIN STREET SUITE 1000 KANSAS CITY, MO 64108
                   P.O. BOX 419777 KANSAS CITY, MO 64141-6777
                     TEL: (816) 983-8000 FAX: (816) 983-8080
                       WEBSITE: www.blackwellsanders.com



                                [FORM OF OPINION]

                              ______________ , 2004

Tortoise Energy Infrastructure Corporation
10801 Mastin Boulevard, Suite 222
Overland Park, Kansas  66210

        RE: Tax Opinion in Connection with Registration Statement for Tortoise Energy Infrastructure Corporation

Dear Ladies and Gentlemen:

         We have acted as tax counsel to Tortoise Energy Infrastructure Corporation, a Maryland corporation (the "Company"), in connection with the preparation of its Registration Statement on Form N-2 (the "Registration Statement"), relating to the registration of Common Stock of the Company. You have requested our opinion on certain Federal income tax matters in connection with the issuance of such securities pursuant to the Registration Statement.

         In rendering this opinion, we have reviewed the Registration Statement, the Statement of Additional Information and such other documents as we have deemed necessary. In our review, we have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of any copies.

         For purposes of this opinion, with respect to matters of fact, we have relied upon the representations of fact set forth in a certificate of an officer of the Company (the "Officer's Certificate"). Although we have not independently verified the truth, accuracy or completeness of the factual representations contained in the Officer's Certificate and the underlying assumptions upon which they are based, nothing has come to the attention of the attorneys responsible for the preparation of the Registration Statement and the Statement of Additional Information, that would cause them to question such representations.

         Based upon the foregoing, the discussion in the Prospectus under the caption "Tax Matters" and the discussion in the Statement of Additional Information under the caption "U.S.


     KANSAS CITY, MISSOURI o ST. LOUIS, MISSOURI o OVERLAND PARK, KANSAS o OMAHA, NEBRASKA
   SPRINGFIELD, MISSOURI o EDWARDSVILLE, ILLINOIS o WASHINGTON, D.C. o LONDON, UNITED KINGDOM

         AFFILIATES: LEEDS o MANCHESTER o MEXICO CITY o MONTREAL o TORONTO o VANCOUVER


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Tortoise Energy Infrastructure Corporation

__________, 2004
Page 2



Federal Income Tax Matters" (all of which are incorporated herein by reference), we are of the opinion that the Federal income tax discussions described in the Registration Statement under the caption "Tax Matters" and in the Statement of Additional Information under the caption "U.S. Federal Income Tax Matters" are correct in all material respects and fairly summarize in all material respects the Federal income tax laws referred to therein.

         If any of the information on which we have relied is incorrect, or if changes in the relevant facts occur after the date hereof, our opinion could be affected thereby. Moreover, our opinion is based on the Internal Revenue Code of 1986, as amended, the Treasury regulations thereunder, published rulings of the Internal Revenue Service, cases and other relevant authority. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. This opinion is not binding on the Internal Revenue Service, and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                    Very truly yours,





                                    Blackwell Sanders Peper Martin LLP